EXHIBIT 23.1
UPDATED CONSENT OF SCHUMACHER ASSOCIATES

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in this Registration Statement on Form S-1/A-2 of our report, dated March 29, 2011, on our audit of the financial statements of Two Rivers Water Company as of December 31, 2010, which report is included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011.

/s/ Schumacher & Associates, Inc.
Denver, Colorado

January 23, 2012